EXHIBIT 23.1

                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                       August 20, 2004



The firm of Kyle L. Tingle, Certified Public Accountant, hereby consents to the inclusion of his report of July 24, 2004, accompanying the audited financial statements of Hawksdale Financial Visions, Inc., as at December 31, 2002 and as at December 31, 2003 in the Form 10KSB.


Very truly yours,


/s/ Kyle L. Tingle


Kyle L. Tingle, CPA, LLC










P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net